CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS FIRST QUARTER
NET INCOME OF $1.5 MILLION; TOTAL REVENUES UP 10%

April 21, 2011 - Harrisburg, PA - Metro Bancorp, Inc. (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported net income of $1.5 million, or $0.11, per share for the quarter ended March 31, 2011. The Company also reported an increase of $2.6 million, or 10%, in total revenues over the same period of last year as well as growth in deposits and loans.

First Quarter Financial Highlights

Quarter Ended
					%
	3/31/2011		3/31/2010		Change
Total assets	$2.32	Billion	$2.17	Billion	7%

Total deposits	$1.89	Billion	$1.85	Billion	2%

Total loans (net)	$1.42	Billion	$1.39	Billion	2%

Total revenues	$28.0	Million	$25.4	Million	10%

Net income	$1.5	Million	$6,000

Diluted net income per share	$0.11		$ 0.00

Chairman's Statement

Commenting on the Company's financial results, Chairman Gary L. Nalbandian stated “we are pleased with our improvement in net income over the results we recorded in the first quarter of 2010, as well as our strong linked quarter growth in core deposits of $67.2 million, or 4%, and linked quarter growth in net loans of $67.2 million, or 5%. We are also encouraged by the continued stabilization in the asset quality of our loan portfolio as evidenced by a decrease in the level of nonperforming assets for the third consecutive quarter.”

Mr. Nalbandian noted the following highlights from the first quarter ended March 31, 2011:

•	The Company recorded net income of $1.5 million, or $0.11, per share for the first quarter of 2011 compared to a net income of $6,000, or $0.00, per share for the same period one year ago.

•	Total revenues for the first quarter of 2011 were $28.0 million, up $2.6 million, or 10%, over total revenues of $25.4 million for the same quarter one year ago.

•
The Company's net interest margin on a fully-taxable basis for the first quarter of 2011 was 3.86%, compared to 3.98% recorded in the fourth quarter of 2010 and compared to 4.02% for the first quarter of 2010. The Company's deposit cost of funds for the first quarter was 0.66%, the same as the previous quarter and compared to 0.81% for the same period one year ago.

•	Noninterest income totaled $8.0 million for the first quarter of 2011, up $2.0 million, or 34%, over the first quarter of 2010.

•	Noninterest expenses were up $432,000, or 2%, over the first quarter one year ago. On a linked quarter basis, total noninterest expenses were down $241,000, or 1%, from the previous quarter.

•	Total deposits increased to $1.88 billion. On a linked quarter basis, total deposits grew $52.8 million, or 3%.

•	Core deposits grew $67.2 million, or 4%, on a linked quarter basis to a total of $1.84 billion.

•	Net loans totaled $1.42 billion, up 2%, over the past twelve months; however, were up $67.2 million, or 5%, on a linked quarter basis.

•	Nonperforming assets decreased by $1.7 million, or 3%, to $58.1 million from $59.8 million at December 31, 2010.

•	Our allowance for loan losses totaled $21.9 million, or 1.51%, of total loans at March 31, 2011; up 44% over the total allowance amount of $15.2 million, or 1.08%, of total loans at March 31, 2010.

•	Stockholders' equity increased by $6.2 million, or 3%, over the past twelve months to $209.4 million. At March 31, 2011, the Company's book value per share was $15.06.

•	Metro Bancorp continues to exhibit very strong capital ratios. The Company's consolidated leverage ratio as of March 31, 2011 was 10.58% and its total risk-based capital ratio was 15.55%.

•
Metro Bank has four new sites in various stages of development in Central Pennsylvania: two in York County; one in Lancaster County and one in Cumberland County. The Bank currently has a network of 33 stores in the counties of Berks, Cumberland, Dauphin, Lancaster, Lebanon and York.

Income Statement

	Three months ended March 31,
(dollars in thousands, except per share data)	2011	2010	% Change
Total revenues	$27,973	$25,379	10%
Total expenses	24,307	23,875	2
Net income	1,532	6
Diluted net income/share	$0.11	$ 0.00

Total revenues (net interest income plus noninterest income) for the first quarter increased $2.6 million to $28.0 million, up 10% over the first quarter of 2010. Net interest income increased $584,000, or 3%, while service charges and other fee income increased by $680,000, or 11%, over the same period last year. Gains on the sales of loans totaled $1.2 million for the first quarter of 2011 as compared to $194,000 for the same period last year.

The Company recorded net income of $1.5 million for the first quarter of 2011 vs. net income of $6,000 for the first quarter of 2010. Earnings per common share for the quarter were $0.11 as compared to $0.00 recorded for the same period a year ago.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2011 totaled $20.0 million, up $584,000 million, or 3%, over the $19.4 million recorded in the first quarter of 2010.

The net interest margin for the first quarter of 2011 was 3.77%, down 12 basis points from the previous quarter as well as from the first quarter of 2010. Average interest earning assets for the first quarter totaled $2.13 billion vs. $2.07 billion for the previous quarter and up $129.1 million, or 6%, over the first quarter of 2010. The net interest margin on a fully-taxable basis for the first quarter of 2011 was 3.86%, compared to 3.98% for the previous quarter and compared to 4.02% for the first quarter of 2010.

The Company's total deposit cost of funds for the first quarter of 2011 was 0.66%, the same as the previous quarter, and down 15 bps from the 0.81% figure recorded in the first quarter one year ago.

Change in Net Interest Income and Rate/Volume Analysis

As shown below, the change in net interest income on a fully tax-equivalent basis for the first quarter of 2011 over the same period of 2010 was due to an increase in the level of interest-earning assets, partially offset by rate changes on the Company's earning assets. The rate changes are a direct impact of lower yields earned on the investment portfolio in 2011 as a result of the continued low level of market interest rates on new investment purchases.

(dollars in thousands)	Net Interest Income
2011 vs. 2010	Volume Change	Rate Change	Total Increase	% Increase
1st Quarter	$976	$(508)	$468	2%

Noninterest Income

Noninterest income for the first quarter of 2011 totaled $8.0 million, up $2.0 million, or 34%, over $5.9 million recorded in the first quarter one year ago.

	Three months ended March 31,
(dollars in thousands)	2011	2010	% Change
Service charges, fees and other income	$6,724	$6,044	11%
Gains on sales of loans	1,198	194	518
Gains on sales of securities	34	621	(95)
Impairment (losses) on investment securities	—	(913)
Total noninterest income	$7,956	$5,946	34%

Service charges, fees and other income increased by $680,000, or 11%, over the first quarter of 2010. Gains on the sale of loans totaled $1.2 million for the first quarter of 2011 vs. $194,000 for the same period in 2010. Net gains on the sales of investment securities during the first quarter of 2011 were $34,000 compared to $621,000 for the same period in 2010.

Noninterest Expenses

Noninterest expenses for the first quarter of 2011 were $24.3 million, up $432,000, or 2%, over $23.9 million recorded one year ago but down $241,000, or 1%, on a linked quarter basis. The breakdown of noninterest expenses for the first quarter of 2011 and 2010, respectively, are shown in the following table:

	Three months ended March 31,
(dollars in thousands)	2011	2010	% Change
Salaries and employee benefits	$10,379	$10,254	1%
Occupancy and equipment	3,797	3,429	11
Advertising and marketing	399	832	(52)
Data processing	3,395	3,140	8
Regulatory assessments and related fees	1,085	1,169	(7)
Foreclosed real estate	1,052	568	85
Consulting fees	407	742	(45)
Other expenses	3,793	3,741	1
Total noninterest expenses	$24,307	$23,875	2%

Balance Sheet

	As of March 31,
(dollars in thousands)	2011	2010	% Change
Total assets	$2,320,631	$2,171,191	7%

Total loans (net)	1,424,827	1,394,398	2%

Total deposits	1,884,970	1,847,695	2%

Total core deposits	1,837,443	1,820,173	1%

Total stockholders' equity	209,436	203,219	3%

Deposits

The Company continued its deposit growth with total deposits at March 31, 2011 reaching $1.88 billion, a $37.3 million, or 2%, increase over total deposits of $1.85 billion one year ago. Excluding time deposits, core checking and savings deposits increased by $21.1 million to $1.62 billion.

Core Deposits

Change in core deposits by type of account is as follows:

	As of March 31,
(dollars in thousands)	2011	2010	% Change	1st Quarter 2011 Cost of Funds
Demand non-interest-bearing	$396,214	$349,729	13%	0.00%
Demand interest-bearing	915,500	907,732	1	0.64
Savings	310,879	344,008	(10)	0.45
Subtotal	1,622,593	1,601,469	1%	0.46
Time	214,850	218,704	(2)	2.21
Total core deposits	$1,837,443	$1,820,173	1%	0.66%

Total core demand non-interest bearing deposits increased by $46.5 million, or 13%, over the past twelve months to $396.2 million. The total cost of core deposits, excluding certificates of deposit, during the first quarter of 2011 was 0.46% as compared to 0.56% for the first quarter one year ago. The first quarter of 2011 cost of total core deposits was 0.66%, down 15 basis points, or 19%, from the first quarter of 2010.

Change in core deposits by type of customer is as follows:

	March 31,	% of	March 31,	% of	%
(dollars in thousands)	2011	Total	2010	Total	Change
Consumer	$940,613	51%	$903,930	50%	4%
Commercial	586,440	32	563,951	31	4
Government	310,390	17	352,292	19	(12)
Total	$1,837,443	100%	$1,820,173	100%	1%

Total consumer core deposits increased by $36.7 million and commercial core deposits grew by $22.5 million during the first quarter of 2011 while government deposits decreased by $41.9 million.

Lending

Gross loans totaled $1.45 billion at March 31, 2011, an increase of $37.1 million, or 3%, compared to March 31, 2010. The composition of the Company's loan portfolio is as follows:

(dollars in thousands)	March 31, 2011	% of Total	March 31, 2010	% of Total	$ Change	% Change
Commercial & Industrial	$369,257	25%	$350,225	25%	$19,032	5%
Commercial Tax Exempt	85,456	6	100,527	7	(15,071)	(15)
Owner Occupied Real Estate	257,008	18	248,642	18	8,366	3
Commercial Construction & Land Development	125,872	9	136,721	10	(10,849)	(8)
Commercial R/E	326,659	23	281,857	20	44,802	16
Residential	79,562	5	84,799	6	(5,237)	(6)
Consumer	202,863	14	206,805	14	(3,942)	(2)
Gross loans	$1,446,677	100%	$1,409,576	100%	$37,101	3%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Non-performing assets/total assets	2.51%	2.68%	2.46%
Net loan charge-offs (annualized)/avg total loans	0.45%	0.62%	0.46%
Loan loss allowance/total loans	1.51%	1.57%	1.08%
Non-performing loan coverage	42%	41%	33%
Non-performing assets/capital and reserves	25%	26%	24%

Non-performing assets trended lower for the third consecutive quarter to $58.1 million, or 2.51%, of total assets at March 31, 2011, down $1.7 million, or 3%, from $59.8 million, or 2.68%, of total assets, at December 31, 2010 and as compared to $53.5 million, or 2.46%, of total assets one year ago. Total delinquent loans, including all nonaccrual loans, as a percentage of total gross loans outstanding, were 4.05% at March 31, 2011 compared to 4.35% at December 31, 2010.

The Company recorded a provision for loan losses of $1.8 million for the first quarter of 2011 as compared to $2.6 million for the previous quarter and to $2.4 million recorded in the first quarter of 2010. The allowance for loan losses totaled $21.9 million as of March 31, 2011 as compared to $21.6 million at December 31, 2010 and to $15.2 million at March 31, 2010. The allowance represented 1.51% of gross loans outstanding at March 31, 2011, compared to 1.57% at December 31, 2010 and compared to 1.08% at March 31, 2010. As of March 31, 2011, $4.2 million, or 19%, of the total allowance for loan losses was specifically allocated to nonperforming loans and $17.7 million, or 81%, was in the general allowance.

Total net charge-offs for the first quarter of 2011 were $1.6 million, vs. $2.2 million for the previous quarter and compared to $1.6 million for the first quarter of 2010.

Investments

At March 31, 2011, the Company's investment portfolio totaled $691.8 million. Detailed below is information regarding the composition and characteristics of the portfolio at March 31, 2011:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$21,274	$140,000	$161,274
Mortgage-backed securities:
Federal government agencies pass through certificates	2,196	45,338	47,534
Agency collateralized mortgage obligations	418,107	24,749	442,856
Private-label collateralized mortgage obligations	30,142	—	30,142
Corporate debt securities	—	10,000	10,000
Total	$471,719	$220,087	$691,806
Duration (in years)	4.0	7.1	5.0
Average life (in years)	4.6	9.1	6.0
Quarterly average yield	2.77%	3.78%	3.09%

At March 31, 2011, the after-tax unrealized loss on the Bank's available for sale portfolio was $4.3 million, as compared to an unrealized loss of $5.6 million at December 31, 2010 and $8.3 million at March 31, 2010.

Capital

Stockholders' equity at March 31, 2011 totaled $209.4 million, an increase of $6.2 million, or 3%, over stockholders' equity of $203.2 million at March 31, 2010. Return on average stockholders' equity (ROE) for the first quarter of 2011 and 2010, respectively, was 3.00% and 0.01%.

The Company's capital ratios at March 31, 2011 and 2010 were as follows:

	3/31/2011	3/31/2010	Regulatory Guidelines “Well Capitalized”
Leverage Ratio	10.58%	11.08%	5%
Tier 1	14.30	13.94	6.00
Total Capital	15.55	14.83	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At March 31, 2011, the Company's book value per common share was $15.06.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•
the impact of the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance);

•
the Federal Deposit Insurance Corporation (FDIC) deposit fund is continually being used due to increased bank failures and existing financial institutions are being  assessed higher premiums in order to replenish the fund;

•	interest rate, market and monetary fluctuations;

•	unanticipated regulatory or judicial proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

•	continued levels of loan quality and volume origination;

•	the adequacy of the allowance for loan losses;

•	deposit flows;

•	the willingness of customers to substitute competitors' products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	compliance with the April 29, 2010 consent order may result in continued increased noninterest expenses;

•	expenses associated with modifications we intend to make to our logos in response to the Members 1st litigation and dismissal order;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data
	At or for the
	Three Months Ended
	March 31,	December 31,	%	March 31,	%
(in thousands, except per share amounts)	2011	2010	Change	2010	Change
Income Statement Data:
Net interest income	$20,017	$20,446	(2)%	$19,433	3%
Provision for loan losses	1,792	2,600	(31)	2,400	(25)
Noninterest income	7,956	8,535	(7)	5,946	34
Total revenues	27,973	28,981	(3)	25,379	10
Noninterest operating expenses	24,307	24,548	(1)	23,875	2
Net income	1,532	1,457	5	6
Per Common Share Data:
Net income: Basic	$0.11	$0.10		$ 0.00
Net income: Diluted	0.11	0.10		0.00
Book Value	$15.06	$14.86		$14.99
Weighted average shares outstanding:
Basic	13,779	13,690		13,469
Diluted	13,779	13,690		13,469
Balance Sheet Data:
Total assets	$2,320,631	$2,234,472	4%	$2,171,191	7%
Loans (net)	1,424,827	1,357,587	5	1,394,398	2
Allowance for loan losses	21,850	21,618	1	15,178	44
Investment securities	691,806	665,588	4	552,377	25
Total deposits	1,884,970	1,832,179	3	1,847,695	2
Core deposits	1,837,443	1,770,201	4	1,820,173	1
Stockholders' equity	209,436	205,351	2	203,219	3
Capital:
Stockholders' equity to total assets	9.02%	9.19%		9.36%
Leverage ratio	10.58	10.68		11.08
Risk based capital ratios:
Tier 1	14.30	14.58		13.94
Total Capital	15.55	15.83		14.83
Performance Ratios:
Cost of funds	0.74%	0.78%		0.94%
Deposit cost of funds	0.66	0.66		0.81
Net interest margin	3.77	3.89		3.89
Return on average assets	0.27	0.26		0.00
Return on average total stockholders' equity	3.00	2.75		0.01
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.45%	0.62%		0.46%
Nonperforming assets to total period-end assets	2.51	2.68		2.46
Allowance for loan losses to total period-end loans	1.51	1.57		1.08
Allowance for loan losses to nonperforming loans	42	41		33
Nonperforming assets to capital and allowance	25	26		24

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)

		March 31,	December 31,
	( dollars in thousands, except share and per share amounts)	2011	2010
Assets	Cash and cash equivalents	$44,795	$32,858
	Securities, available for sale at fair value	471,719	438,012
	Securities, held to maturity at cost
	(fair value 2011: $215,690; 2010: $224,202 )	220,087	227,576
	Loans, held for sale	14,628	18,605
	Loans receivable, net of allowance for loan losses
	(allowance 2011: $21,850 & 2010: $21,618)	1,424,827	1,357,587
	Restricted investments in bank stock	19,586	20,614
	Premises and equipment, net	86,626	88,162
	Other assets	38,363	51,058
	Total assets	$2,320,631	$2,234,472

Liabilities	Deposits:
	Noninterest-bearing	$396,214	$340,956
	Interest-bearing	1,488,756	1,491,223
	Total deposits	1,884,970	1,832,179
	Short-term borrowings and repurchase agreements	182,525	140,475
	Long-term debt	29,400	29,400
	Other liabilities	14,300	27,067
	Total liabilities	2,111,195	2,029,121

Stockholders'	Preferred stock - Series A noncumulative; $10.00 par value
Equity	1,000,000 shares authorized; 40,000 shares issued and outstanding	400	400
	Common stock - $1.00 par value; 25,000,000 shares authorized;
	issued and outstanding shares - 2011: 13,838,409; 2010: 13,748,384	13,838	13,748
	Surplus	152,705	151,545
	Retained earnings	46,800	45,288
	Accumulated other comprehensive loss	(4,307)	(5,630)
	Total stockholders' equity	209,436	205,351
	Total liabilities and stockholders' equity	$2,320,631	$2,234,472

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

		Three Months
		Ending March 31,
	(in thousands, except per share amounts)	2011	2010
Interest	Loans receivable, including fees :
Income	Taxable	$17,513	$17,537
	Tax - exempt	986	1,144
	Securities :
	Taxable	5,395	5,399
	Tax - exempt	—	14
	Federal funds sold	1	1
	Total interest income	23,895	24,095
Interest	Deposits	2,997	3,667
Expense	Short-term borrowings	220	66
	Long-term debt	661	929
	Total interest expense	3,878	4,662
	Net interest income	20,017	19,433
	Provision for loan losses	1,792	2,400
	Net interest income after provision for loan losses	18,225	17,033
Noninterest	Service charges, fees and other operating income	6,724	6,044
Income	Gains on sales of loans	1,198	194
	Total fees and other income	7,922	6,238
	Other-than-temporary impairment losses	—	(3,337)
	Portion of loss recognized in other comprehensive income (before taxes)	—	2,424
	Net impairment loss on investment securities	—	(913)
	Net gains on sales/call of securities	34	621
	Total noninterest income	7,956	5,946
Noninterest	Salaries and employee benefits	10,379	10,254
Expenses	Occupancy and equipment	3,797	3,429
	Advertising and marketing	399	832
	Data processing	3,395	3,140
	Regulatory assessments and related fees	1,085	1,169
	Foreclosed real estate	1,052	568
	Consulting fees	407	742
	Other	3,793	3,741
	Total noninterest expenses	24,307	23,875
	Income (loss) before taxes	1,874	(896)
	Benefit for federal income taxes	342	(902)
	Net income	$1,532	$6
	Net income per common share :
	Basic	$0.11	$ 0.00
	Diluted	0.11	0.00
	Average Common and Common Equivalent Shares Outstanding:
	Basic	13,779	13,469
	Diluted	13,779	13,469

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ending,

	March 2011			December 2010			March 2010
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$698,429	$5,395	3.09%	$675,262	$5,905	3.50%	$561,180	$5,399	3.85%
Tax-exempt	—	—	—	—	—	—	1,354	21	6.10
Total securities	698,429	5,395	3.09	675,262	5,905	3.50	562,534	5,420	3.85
Federal funds sold	3,076	1	0.11	6,066	3	0.13	5,036	1	0.10
Total loans receivable	1,424,914	19,008	5.35	1,392,955	19,123	5.39	1,429,777	19,299	5.41
Total earning assets	$2,126,419	$24,404	4.60%	$2,074,283	$25,031	4.76%	$1,997,347	$24,720	4.96%
Sources of Funds
Interest-bearing deposits:
Regular savings	$320,344	$358	0.45%	$319,000	$356	0.44%	$323,243	$387	0.49%
Interest checking and money market	901,124	1,429	0.64	991,108	1,516	0.61	922,098	1,796	0.79
Time deposits	210,049	1,142	2.21	211,339	1,218	2.29	228,318	1,430	2.54
Public funds time	51,880	68	0.53	62,061	81	0.52	29,088	54	0.75
Total interest-bearing deposits	1,483,397	2,997	0.82	1,583,508	3,171	0.79	1,502,747	3,667	0.99
Short-term borrowings	174,030	220	0.51	47,036	75	0.63	51,238	66	0.51
Other borrowed money	—	—	—	14,130	155	4.29	25,000	268	4.29
Junior subordinated debt	29,400	661	9.00	29,400	661	9.00	29,400	661	9.00
Total interest-bearing liabilities	1,686,827	3,878	0.93	1,674,074	4,062	0.96	1,608,385	4,662	1.17
Demand deposits (noninterest-bearing)	359,653			333,499			325,359
Sources to fund earning assets	2,046,480	3,878	0.77	2,007,573	4,062	0.80	1,933,744	4,662	0.97
Noninterest-bearing funds (net)	79,939			66,710			63,603
Total sources to fund earning assets	$2,126,419	$3,878	0.74%	$2,074,283	$4,062	0.78%	$1,997,347	$4,662	0.94%

Net interest income and margin on a tax-equivalent basis		$20,526	3.86%		$20,969	3.98%		$20,058	4.02%
Tax-exempt adjustment		509			523			625
Net interest income and margin		$20,017	3.77%		$20,446	3.89%		$19,433	3.89%

Other Balances:
Cash and due from banks	$43,048			$46,052			$42,812
Other assets	105,622			119,821			107,127
Total assets	2,275,089			2,240,156			2,147,286
Other liabilities	21,579			22,020			11,548
Stockholders' equity	207,030			210,563			201,994

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three Months Ended		Year Ended
(dollars in thousands)	March 31, 2011	March 31, 2010	December 31, 2010

Balance at beginning of year	$21,618	$14,391	$14,391
Provisions charged to operating expenses	1,792	2,400	21,000
Recoveries of loans previously charged-off:
Commercial and industrial	38	31	407
Commercial tax-exempt	—	—	—
Owner occupied real estate	—	—	3
Commercial construction and land development	—	3	58
Commercial real estate	6	6	25
Residential	—	—	5
Consumer	2	5	24
Total recoveries	46	45	522
Loans charged-off:
Commercial and industrial	(254)	(1,344)	(5,995)
Commercial tax-exempt	—	—	—
Owner occupied real estate	(2)	—	(614)
Commercial construction and land development	(382)	(25)	(1,249)
Commercial real estate	(436)	(27)	(4,668)
Residential	(101)	(31)	(705)
Consumer	(431)	(231)	(1,064)
Total charged-off	(1,606)	(1,658)	(14,295)
Net charge-offs	(1,560)	(1,613)	(13,773)
Balance at end of period	$21,850	$15,178	$21,618
Net charge-offs (annualized) as a percentage of average loans outstanding	0.45%	0.46%	0.98%
Allowance for loan losses as a percentage of period-end loans	1.51%	1.08%	1.57%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of March 31, 2011 and for the preceding four quarters (dollar amounts in thousands).

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Nonaccrual loans:
Commercial and industrial	$22,454	$23,103	$21,536	$25,327	$12,625
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	4,552	4,318	7,311	7,653	4,742
Commercial construction and land development	13,674	14,155	15,120	17,879	17,424
Commercial real estate	5,043	5,424	6,016	7,166	7,098
Residential	3,833	3,609	3,694	2,904	3,096
Consumer	2,357	1,579	1,871	1,437	1,064
Total nonaccrual loans	51,913	52,188	55,548	62,366	46,049
Loans past due 90 days or more
and still accruing	90	650	628	687	249
Renegotiated loans	—	177	178	171	—
Total nonperforming loans	52,003	53,015	56,354	63,224	46,298

Foreclosed real estate	6,138	6,768	6,815	7,367	7,154

Total nonperforming assets	$58,141	$59,783	$63,169	$70,591	$53,452

Nonperforming loans to total loans	3.59%	3.84%	4.04%	4.39%	3.28%

Nonperforming assets to total assets	2.51%	2.68%	2.83%	3.22%	2.46%

Nonperforming loan coverage	42%	41%	38%	26%	33%

Allowance for loan losses as a percentage
of total period-end loans	1.51%	1.57%	1.52%	1.12%	1.08%

Nonperforming assets / capital plus allowance for loan losses	25%	26%	27%	31%	24%